Exhibit 99.2
                          Notice of Guaranteed Delivery

                                  For Tender of

                      10-3/8% Senior Subordinated Notes due
                  2011 in Exchange for 10-3/8% Series B Senior
                           Subordinated Notes due 2011
           which have been registered under the Securities Act of 1933 of

                                TEREX CORPORATION

         This form must be used to accept the Exchange Offer of Terex Corporation (the "Company") made pursuant to the Prospectus dated _______, 2001 (the "Prospectus") if certificates for the 10-3/8% Senior Subordinated Notes due 2011 (the "Old Notes") of the Company are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis, or if the Old Notes, the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Prospectus). Such form may be delivered by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

         To: United States Trust Company of New York, The Exchange Agent


                                                By Overnight Courier or
By Registered or Certified Mail:                By Hand, After 4:30pm:

United States Trust Company of New York  United States Trust Company of New York
P.O. Box 112, Bowling Green Station             30 Broad Street, 14th floor
New York, New York 10274                         New York, New York 10004
Attention:  Corporate Trust Services       Attention:  Corporate Trust Services

By Hand Prior to 4:30 pm:                              By Facsimile:

United States Trust Company of New York     (212) 422-0183 or (646) 458-8111
30 Broad Street, B-Level                  Attention:  Corporate Trust Services
New York, New York 10004
Attention:  Corporate Trust Services               Confirm by telephone:
                                                      (800) 548-6565


         Delivery of this instrument to an address, or transmission of instructions via a facsimile, other than as set forth above, will not constitute a valid delivery.

         This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Old Notes is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

         The undersigned hereby tenders to Terex Corporation, a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes pursuant to the guaranteed delivery procedures set forth in Instruction 1 of the Letter of Transmittal.

            NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Certificate No(s). for Old Notes                   Name(s) of Record Holder(s)
(if available)
 .......................................   ......................................

 .......................................   ......................................

Please Print or Type

If Old Notes will be delivered by         Address...............................
book-entry transfer to the Depository
Trust Company, provide account number:    ......................................

Account Number:.........................  Area Code and Tel. No.................

                                          Signature(s)..........................

                                          ......................................

                                          Dated:................................

         This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

Name(s):          ..............................................................

                   .............................................................

Capacity:          .............................................................

Address(es):       .............................................................

                   .............................................................


         The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent, or a book-entry confirmation, within the time period set forth and that failure to do so could result in financial loss to the undersigned.

                                    GUARANTEE
                    (Not to be used for signature guarantee)

         The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above named person(s) "own(s)" the Old Notes tendered hereby within the meaning of Rule 10b-4 under the Exchange Act, (b) represents that such tender of Old Notes complies with Rule 10b-4 under the Exchange Act and (c) guarantees that delivery to the Exchange Agent of certificates for the Old Notes tendered hereby, in proper form for transfer, or a book-entry confirmation, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature and any other required documents, will be received by the Exchange Agent at one of its addresses set forth above within three (3) New York Stock Exchange trading days after the Expiration Date. The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth and that failure to do so could result in financial loss to the undersigned.



Name of Firm...........................    ....................................
                                                     Authorized Signature
Address................................
                                           Name................................
 .......................................              Please Print or Type
                           Zip Code
                                           Title...............................
Area Code and Tel. No..................
                                           Date................................

Dated:.................................


NOTE: DO NOT SEND OLD NOTES WITH THIS FORM; OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THREE (3) NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE.